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Computation of Earnings Per Common Share                              Exhibit 11
The Chase Manhattan Corporation and Subsidiaries

                                                                                                       Quarter Ended March 31,
                                                                                                      -------------------------
($ in millions, except per share amounts)                                                                1995             1994
                                                                                                        ------           ------
Primary:

Net Income . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       $   260         $   364
Less:  Preferred Stock Dividend Requirements . . . . . . . . . . . . . . . . . . . . . . . . . . .            31              31
                                                                                                         -------         -------
Net Income Applicable to Common Stock                                                                    $   229         $   333
                                                                                                         -------         -------
Average Common and Common Equivalent Shares Outstanding. . . . . . . . . . . . . . . . . . . . . .   178,085,735     185,421,780
                                                                                                         -------         -------
Primary Earnings Per Common Share. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       $  1.29         $  1.80
                                                                                                         -------         -------

Assuming Full Dilution:

Net Income Applicable to Common Stock                                                                    $   229         $   333
                                                                                                         -------         -------
Average Common and Common Equivalent Shares Outstanding. . . . . . . . . . . . . . . . . . . . . .   178,085,735     185,421,780
Add:  Shares Issuable Upon Exercise of Stock Options and Conversion of Restricted Stock Units. . .     1,234,071         893,704
                                                                                                         -------         -------
Shares of Common and Common Equivalent Stock Outstanding -- As Adjusted. . . . . . . . . . . . . .   179,319,806     186,315,484
                                                                                                         -------         -------
Earnings Per Common Share Assuming Full Dilution                                                         $  1.28         $  1.79
                                                                                                         -------         -------
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